PARTICIPATION AGREEMENT
          AMONG TEMPLETON VARIABLE PRODUCTS SERIES FUND,
            FRANKLIN TEMPLETON DISTRIBUTORS, INC. and
             THE UNION CENTRAL LIFE INSURANCE COMPANY

     THIS AGREEMENT made as of May 23, 1997, among Templeton Variable Products Series Fund (the "Trust"), an open-end management investment company organized as a business trust under Massachusetts law, Franklin Templeton Distributors, Inc., a California corporation, the Trust's principal underwriter ("Underwriter"), and The Union Central Life Insurance Company, a life insurance company organized as a corporation under Ohio law (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth in Schedule A, as may be amended from time to time (the "Accounts").

                         W I T N E S S E T H:

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "l 940 Act"), and has an effective registration statement relating to the offer and sale of the various series of its shares under the Securities Act of 1933, as amended (the "l 933 Act" ) ; and

     WHEREAS, the Trust and the Underwriter desire that Trust shares be used as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by life insurance companies which have entered into fund participation agreements with the Trust (the "Participating Insurance Companies"); and

     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets, and certain of those series, named in Schedule B, (the "Portfolios") are to be made available for purchase by the Company for benefit of the Accounts with respect to the Contracts listed in Schedule A; and

     WHEREAS, the Trust has received an order from the Commission, dated November 16, 1993 (File No. 812-8546), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2 (b) (15) and 6e-3 (T) (b)
(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Shared Funding Exemptive Order"); and

     WHEREAS, the Portfolios are to be made available as investment vehicles under certain group variable annuity contracts listed on Schedule A (the "Contracts"), which are offered and sold only to employer-sponsored 401(k) retirement plans (" Plans" ), and the Trust has been advised that interests under the Contracts in the Accounts are exempt from registration under the 1933 Act; and

     WHEREAS, the Trust has been advised that each Account is exempt from registration as an investment company under the 1940
Act; and

     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such account on Schedule A hereto, to set aside and invest assets attributable to one or more Contracts; and

     WHEREAS, the Underwriter is registered as a broker dealer with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, each investment adviser listed on Schedule B (each, an "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") and any applicable state securities laws; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to separate accounts such as each Account at net asset value.

NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:


                          ARTICLE  1.
       Purchase and Redemption of Trust Portfolio Shares

     1.1. For purposes of this Article 1, the Company shall be the Trust's agent for receipt of purchase orders and requests for redemption relating to each Portfolio from each Account, provided that the Company notifies the Trust of such purchase orders and requests for redemption by 10:00 a.m. Eastern time on the next following Business Day, as defined in Section 1.3.

     1.2. The Trust agrees to make shares of the Portfolios available to the Accounts for purchase at the net asset value per share next computed after receipt of a purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio purchase procedures on those days on which the Trust calculates its net asset value pursuant to rules of the Commission, and the Trust shall use best efforts to calculate such net asset value on each day on which the New York Stock Exchange is open for trading. The Company will transmit orders from time to time to the Trust for the purchase of shares of the Portfolios. The Trustees of the Trust (the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Portfolio.

     1.3 The Company shall submit payment for the purchase of shares of a Portfolio on behalf of an Account no later than the close of the Federal Reserve Bank, which is 6:00 p.m. Eastern time, on the next Business Day after the Trust receives the purchase order. If payment in federal funds for any purchase is not received by the Trust or its designated custodian or is received after such time, the Company shall promptly upon the Trust's written request, reimburse the Trust for any charges, costs, fees, interest, or other expenses incurred by the Trust in connection with any advances to, or borrowings or overdrafts by, the Trust, or any similar expenses incurred by the Trust as a result of transactions effected by the Trust based upon such purchase order. Payment shall be made in federal funds transmitted by wire to the Trust. Upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust for this purpose. " Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which. the Trust calculates its net asset value pursuant to the rules of the Commission.

     1.4 The Trust will redeem for cash any full or fractional shares of any Portfolio, when requested by the Company on behalf of an Account, at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust describing Portfolio redemption procedures. The Trust shall make payment for such shares in the manner established from time to time by the Trust. Redemption with respect to a Portfolio will normally be paid to the Company for an Account in federal funds transmitted by wire to the Company before the close of the Federal Reserve Bank, which is 6:00 p.m. Eastern time on the next Business Day after the receipt of the request for redemption. If payment in federal funds for any redemption request is received by the Company after such time, the Trust shall promptly upon the Company's written request, reimburse the Company for any charges, costs, fees, interest, or other expenses incurred by the Company as a result of such failure to provide redemption proceeds within the specified time. Notwithstanding the foregoing, such payment may be delayed if, for example, the Portfolio's cash position so requires or if extraordinary market conditions exist, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

     1.5 Payments for the purchase of shares of the Trust's Portfolios by the Company under Section 1.3 and payments for the redemption of shares of the Trust's Portfolios under Section 1.4 may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day.

     1.6 Issuance and transfer of the Trust's Portfolio shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Portfolio Shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

     1.7 The Trust shall furnish, on or before the ex-dividend date, notice to the Company of any income dividends or capital gain distributions payable on the shares of any Portfolio of the Trust. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company reserves the right, on its behalf and on behalf of the Accounts, to revoke this election and to receive all such dividends in cash.

     1.8 The Trust shall calculate the net asset value of each Portfolio on each Business Day, as defined in Section 1.3. The Trust shall make the net asset value per share for each Portfolio available to the Company or its designated agent on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use best efforts to make such net asset value per share available by 7:00 p.m. Eastern time each Business Day.

     1.9 The Trust agrees that its Portfolio shares will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified pension and retirement plans to the extent permitted by the Shared Funding Exemptive Order. No shares of any Portfolio will be sold directly to the general public. The Company agrees that it will use Trust shares only for the purposes of funding the Contracts through the Accounts listed in Schedule A, as amended from time to time.

     1.10 The Company agrees that all net amounts available under the Contracts listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto shall be invested in the Trust, in such other Funds advised by the Adviser or its affiliates as may be mutually agreed to in writing by the parties hereto, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Trust if: (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of the Portfolios; or (b) the Company gives the Trust and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company is available as a funding vehicle for the Contracts at the date of this Agreement and the Company so informs the Trust and the Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or (d) the Trust or Underwriter consents to the use of such other investment company.

1.11 The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and Article IV of this Agreement.


                          ARTICLE II.
         Obligations of the Parties; Fees and Expenses

     2.1 The Trust shall prepare and be responsible for filing with the Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. The Trust shall bear the costs of registration and qualification of its shares of the Portfolios, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

     2.2 At the option of the Company, the Trust or the Underwriter shall either (a). provide the Company with as many copies of portions of the Trust's current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing and from which information relating to series of the Trust other than the Portfolios has been deleted to the extent practicable. The Trust or the Underwriter shall provide the Company with a copy of its current statement of additional information, including any amendments or supplements, in a form suitable for duplication by the Company. Expenses of furnishing such documents for marketing purposes shall be borne by the Company and expenses of furnishing such documents for current contract owners invested in Trust portfolios, and for current Plan participants invested in subaccounts that are invested in Trust portfolios (" Trust Plan Participants" ), shall be borne by the Trust or the Underwriter.

     2.3 The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions), prospectuses and statements of additional information to Contract owners and Trust Plan Participants. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners and Trust Plan Participants in accordance with applicable federal and state securities laws.

     2.4 If and to the extent required by law, the Company shall:
(i) solicit voting instructions from Contract owners and Trust Plan Participants; (ii) vote the Trust shares in accordance with the instructions received from Contract owners and Trust Plan Participants; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received; so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners (or Trust Plan Participants as applicable). The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

     2.5 Except as provided in Section 2.6, the Company shall not use any designation comprised in whole or part of the names or marks "Franklin" or " Templeton" without the prior written consent and upon termination of this Agreement for any reason, the Company shall cease all use of any such name or mark as soon as reasonably practicable.

     2.6 The Company shall furnish, or cause to be furnished to the Trust or its designee, at least one complete copy of each Contract, disclosure document, report, solicitation for voting instructions, sales literature and other promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts prior to their first use. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee each piece of sales literature or other promotional material in which the Trust or the Adviser is named, at least 15 Business Days prior to its use. No such material shall be used if the Trust or its designee objects to such use within ten (10) Business Days after receipt of such material. For purposes of this paragraph, "sales literature or other promotional material" includes, but is not limited to, portions of the following that refer to the Trust or affiliates of the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or electronic communication or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and disclosure documents, shareholder reports and proxy materials.

     2.7 The Company and its agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or the Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-

annual reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. In addition, the Company specifically agrees to the disclosure requirements described in Schedule E of this Agreement.

     2.8 The Trust shall use its best efforts to provide the Company, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as the Company may reasonably require, as the Company shall reasonably request in connection with the preparation of disclosure documents and any reports pertaining to the Contracts.

     2.9 The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the disclosure documents for the Contracts (as such disclosure documents may be amended or supplemented from time to time), or in materials approved by the Company. for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission. of the Company.

     2.10 If and only to the extent that, the Commission interprets the 1940 Act to require pass-through voting privileges for Contract owners and Trust Plan Participants, the Company will provide pass-through voting privileges to Contract owners and Trust Plan Participants whose Contract values are invested, through the Accounts, in shares of one or more Portfolios of the Trust. If such voting privileges are required, the Trust shall require all Participating Insurance Companies, including the Company, to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. If, and to the extent required by law or Commission or Commission staff interpretations, the Company will vote shares of each Portfolio of the Trust held by an Account and for which no timely voting instructions from Contract owners or Trust Plan Participants are received in the same proportion as those shares held by that Account for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.

     2.11 The Trust and Underwriter shall pay no fee or other compensation to the Company under this Agreement except as provided on Schedule E. Nevertheless, the Trust or the Underwriter or an affiliate may make payments (other than pursuant to a Rule 12b-1 Plan) to the Company or its affiliates or to the Contracts' underwriter in amounts agreed to by the Underwriter in writing and such payments may be made out of fees otherwise payable to the Underwriter or its affiliates, profits of the Underwriter or its affiliates, or other resources available to the Underwriter or its affiliates.


                           ARTICLE Ill.
                   Representations and Warranties

     3.1 The Company represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Ohio and that it has legally and validly established each Account as a segregated asset account under such law as of the date set forth in Schedule A.

     3.2 The Company represents and warrants that the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

     3.3 The Company represents and warrants that interests under the Contracts funded by the Accounts are exempt from registration under section 3(a)(2) under the 1933 Act, that it will make every effort to maintain such exemption, and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future; the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

     3.4 The Trust represents and warrants that it is duly organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder.

     3.5 The Trust represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter.

     3.6 The Trust represents and warrants that the investments of each Portfolio will comply with the diversification requirements for variable annuity, endowment or variable life insurance contracts set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code"), and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify the Company immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will in that event immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

     3.7 The Trust represents and warrants that it is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify the Company immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

     3.8 The Trust represents and warrants that should it ever desire to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Trustees, including a majority who are not "interested persons" of the Trust under the 1940 Act ("Disinterested Trustees"), will formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     3.9 The Trust represents and warrants that it, its directors, officers, employees and others dealing with the money or securities, or both, of a Portfolio shall at all times be covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less that the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

     3.10 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall be at all times covered by a blanket fidelity bond or similar coverage which covers losses to the Trust, in an amount not less than $5 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Underwriter in the event that such coverage no longer applies.

     3.11 The Underwriter represents that each Adviser is duly organized and validly existing under applicable corporate law and that each Adviser is registered and will during the term of this Agreement remain registered as an investment adviser under the Advisers Act.

     3.12 The Trust currently intends for one or more Classes to make payments to finance its distribution expenses, including service fees, pursuant to a Plan adopted under Rule 12b-1 under the 1940 Act (" Rule 12b-1" ), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under Rule 12b-1, the Trust undertakes to comply with any then current SEC and SEC staff interpretations concerning Rule 12b-1 or any successor provisions.


                         ARTICLE IV.
                     Potential Conflicts

     4.1 The parties acknowledge that a Portfolio's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding;
(d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform the Company of any determination by - the Trustees that an irreconcilable material conflict exists and of the implications thereof.

     4.2 The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions. All communications from the Company to the Trustees may be made in care of the Trust.

     4.3 If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its own expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such withdrawal should be implemented to a vote of all affected Contract owners and, as appropriate, withdrawing the assets of any appropriate group (i.e. , annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such withdrawal, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.

     4.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with a majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

     4.6 For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.

4.7 The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if reasonably deemed appropriate by the Trustees.

4.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.


                            ARTICLE V.
                         Indemnification

5.1 Indemnification By the Company

     (a) The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, the " Indemnified Party" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Trust Shares or the Contracts and

     (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined in Section 5.2 (a)(i)) or wrongful conduct of the Company or persons under its control, with respect, to the sale or acquisition of the Contracts or Trust shares; or

     (iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined in Section 5.2(a)(i) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or

     (iv) arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

     (b) The Company shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. The Company shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (c) The Indemnified Parties will promptly notify the Company of the. commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

5.2 Indemnification By The Underwriter

     (a) The Underwriter agrees to indemnify and hold harmless the Company, the underwriter of the Contracts and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the " Indemnified Parties and individually, an " Indemnified Party" for purposes of this
Section 5.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged losses, claims, damages, liabilities or expenses and reasonable legal counsel fees incurred in connection therewith (collectively, " Losses" ) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Trust's Shares or the Contracts and:

     (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the " Trust Documents") or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Company for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the disclosure document or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

     (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a disclosure document, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

     (iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified in Section 3.7 of this Agreement and the diversification requirements specified in Section 3.6 of this Agreement); or

     (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in ' this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 5.2(b) and 5.2(c) hereof.

     (b) The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

     (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after Such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to Such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers. or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

     5.3 Indemnification By The Trust

     (a) The Trust agrees to indemnify and hold harmless the Company, and each of its directors, officers, employees, and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 5.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 5.3(b) and 5.3(c) hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort to be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

     (b) The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Trust, the Underwriter or each Account, whichever is applicable.

     (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Company and the Underwriter agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either the Account, or the sale or acquisition of share of the Trust.


                           ARTICLE VI.
                           Termination

     6.1 This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios, for any reason by sixty (60) days advance written notice delivered to the other parties, and shall terminate immediately in the event of its assignment, as that term is used in the 1940 Act.

     6.2 This Agreement may be terminated immediately by either the Trust or the Underwriter following consultation with the Trustees upon written notice to the Company if:

     (a) the Company notifies the Trust and the Underwriter that the exemption from registration under Section 3(c) of the 1940 Act no longer applies, or might not apply in the future, to the Accounts or that the exemption from registration. under section 3(a)(2) under the 1933 Act no longer applies or might not apply in the future, to interests under the Contracts in the Accounts; or

     (b) either one or both of the Trust or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (c) if the Company gives the Trust and the Underwriter the written notice specified in Section 1.10 hereof and at the same time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 6.4(b) shall be effective forty-five (45) days after the notice specified in Section 1.10 was given.

     6.3 This Agreement may be terminated immediately by the Company upon written notice to the Trust and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business, operations, financial conditions or prospects since the date of this Agreement or is the subject of material adverse publicity.

     6.4 If this Agreement is terminated for any reason, except under Article IV (Potential Conflicts) above, the Trust shall, at the option of the Company, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio pursuant to all of the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement. If this Agreement is terminated pursuant to
Article IV, the provisions of Article IV shall govern.

     6.5 The provisions of Articles 11 (Representations and Warranties) and V (indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as shares of the Trust are held on behalf of Contract owners in accordance with Section 6.4, except that the Trust and the Underwriter shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

     6.6 The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), or
(iii) as permitted by an order of the Commission pursuant to
Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do so.


                            ARTICLE VII.
                              Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Trust or the Underwriter:

          Templeton Variable Products Series Fund, and
          Franklin Templeton Distributors, Inc.
          777 Mariners Island Boulevard
          San Mateo, CA 94404
          Attention: Karen L. Skidmore
                     Senior Corporate Counsel and
                       Trust Assistant Secretary

          with copy to:
          500 E. Broward Boulevard
          Ft. Lauderdale, FL 33394-3091
          Attention: Barbara J..Green, Trust Secretary

          If to the Company:

          The Union Central Life Insurance Company
          P.O. Box 40888
          Cincinnati, OH 45240
          Attention: John F. Labmeier, Assistant Secretary

                         ARTICLE VIII.
                         Miscellaneous

     8.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     8.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     8.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the Commission granting exemptive relief therefrom and the conditions of such orders. Copies of any such orders shall be promptly forwarded by the Trust to the Company.

     8.5 The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

     8.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     8.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     8.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect, except as provided in Section 1. 10.

     8.9 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.

     8.10 No provisions of this Agreement may be amended or modified in any' manner except by a written agreement properly authorized and executed by both parties.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

          The Company:
          The Union Central Life Insurance Company
          By its authorized officer

          By:    /s/ Jerome C. Schmidt
          Name:  Jerome C. Schmidt
          Title: Vice President

          The Trust:
          Templeton Variable Products Series Fund
          By its authorized officer

          By: /s/ Karen L. Skidmore
          Name:  Karen L. Skidmore
          Title: Assistant Vice President, Assistant Secretary

          The Underwriter:
          Franklin Templeton Distributors, Inc.
          By its authorized officer

          By:    /s/ Deborah R. Gatzek
          Name:  Deborah R. Gatzek
          Title: Senior Vice President, Assistant Secretary

                           SCHEDULE A

Separate Accounts and Contracts of The Union Central Life
Insurance Company

Separate Account Name:
UCL Mutual Fund Separate Account No. 30
(for Templeton Stock Fund)
UCL Mutual Fund Separate Account No. 31
(for Templeton International Fund)

1. Contract Name:           ESP ("Employee Savings Plan") -
                            Allocated Group Annuity Policy

Representative Form Number: UC64347

TVPSF Portfolios
and Classes Available:      Templeton Stock Fund - Class 2
                            Templeton International Fund - Class 2




2. Contract Name:           ESP ("Employee Savings Plan") -
                            Allocated Group Annuity Policy

Representative Form Number: UC64342 (NY Sales & Existing Clients)

TVPSF Portfolios
and Classes Available:      Templeton Stock Fund - Class 2
                            Templeton International Fund - Class 2


                       SCHEDULE B

           Trust Portfolios. Classes and Advisers


Portfolio:            Templeton International Fund
Class:                Class 2
Investment Adviser:   Templeton Investment Counsel, Inc.


Portfolio:            Templeton Stock Fund
Class:                Class 2
Investment Adviser:   Templeton Investment Counsel, Inc.

                          SCHEDULE C

                             ESP
                     FUND NAME/MNEMONICS
FUND NAME            #   5      12             12/12
Deposit Account       1  DEPST  Deposit Acct   Deposit Account

Carillon Equity       2  CFEQY  CFI Equity     Carillon Equity

Carillon Bond         3  CFBND  CFIBond        Carillon Bond

Scudder Money Market  4  SCKMKT Money Market   Money Market

Carillon Capital      8  CFCAP  CFI Capital    Carillon Capital

Carillon Government
Securities            9  CFGOV  CFI Gov Sec    Carillon Gov't Secur

Neuberger
Berman Guardian      10  NBGAR  N&B Guardian   Neub Berman Guardian

Neuberger
Berman Genesis       11  NBGEN  N&B Genesis    Neub Berman Genesis

American Century
Select               12  ACSEL  Am Cen Selct   American Cntry Select

American Century
Ultra                13  ACULT  Am Cen Ultra   American Century Ultra

Scudder
International        14  SCINT  Scud Intnatl   Scudder International

MFS High Income Bond 17  MFHII  MFS High Inc   MFS High Income Bond

MFS Growth with
Income               18  MFGRO  MFS Gro Inc    MFS Growth With Income

Carillon Horizon     19  CFHL1  Horizon I      Carillon Horizon I

Carillon Horizon II  20  CFHL2  Horizon 11     Carillon Horizon II

Carillon Horizon III 21  CFHL3  Horizon III    Carillon Horizon III


FUND NAME            #   5      12             12/12

Neuberger
Berman Focus         22  NBFOC  N&B Focus      Nueb Berman Focus

American
Century Vista        23  ACVIS  Am Cen Vista   American Century Vista

MFS Emerging Growth  24  MFEMR  MFS Emerg Gr   MFS Emerging Growth

Carillon S&P 500
Index                25  CF500  S&P 500 Index  Carillon S&P 500 Index

Summit High Yield    26  SUMIT  Summit         Summit High Yield

Templeton
International        30  TMINT  Temp Intnatl   Templeton International

Templeton Stock
(Global)             31  TMGLO  Temp Stk Gbl   Templeton Stock
(Global)

Neuberger Berman
Socially Responsive  32  NBSRF  N&B Soc Resp   N&B Socially Responsive

       Portfolios Available in Union Central Contracts

Portfolio or Account Name              Adviser or Sponsor
Emerging Growth Account                American Century Investments, Inc.
Select Account                         American Century Investments, Inc.
Ultra Account                          American Century Investments, Inc.
Vista Account                          American Century Investments, Inc.
Capital Account                        Carillon Advisers, Inc.
Equity Account                         Carillon Advisers, Inc.
Fixed Income Bond Account              Carillon Advisers, Inc.
Government Securities Separate Account Carillon Advisers, Inc.
Horizon I Account                      Carillon Advisers, Inc.
Horizon 11 Account                     Carillon Advisers, Inc.
Horizon III Account                    Carillon Advisers, Inc.
S&P 500 Index Account                  Carillon Advisers, Inc.
Summit High Yield Account              First Summit Capital Management
Growth with Income Account             MFS Management, Inc.
High Income Account                    MFS Asset Management, Inc.
Focus Account                          Neuberger & Berman Management, Inc.
Genesis Account                        Neuberger & Berman Management, Inc.
Guardian Account                       Neuberger & Berman Management, Inc.
Money Market Account                   Scudder, Stevens and Clark, Inc.
Scudder International Account          Scudder, Stevens and Clark, Inc.
Deposit Account                        Union Central

                           SCHEDULE E

                        RULE 11213-11 PLANS

                       Compensation Schedule

Each Portfolio named below shall pay the following amounts pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan, stated as a percentage per year of Class 2's average daily net assets represented by shares of Class 2.

Name                              Maximum Annual Payment Rate
TEMPLETON INTERNATIONAL FUND      0.25%
TEMPLETON STOCK FUND              0.25%

                        Agreement Provisions

     If the Company, on behalf of any Account, purchases Trust
Portfolio shares ("Eligible Shares") which are subject to a Rule
12b-1 Plan adopted under the 1940 Act (the "Plan"), the Company may participate in the plan.

     To the extent the Company or its affiliates, agents or designees (collectively 9'you") provide administrative and other services which assist in the promotion and distribution of Eligible Shares or Variable Contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Administrative and other services" may include, but are not limited to, furnishing personal services to owners of Contracts which may invest in Eligible Shares ("Contact Owners") , answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, maintaining customer accounts and records, or providing other services eligible for service fees as defined under NASD rules. Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the Compensation Schedule stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus).

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees ") with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) dayswritten notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule E relating to the Plans will also terminate.

     Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Fund.

     The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule E, in the event of any inconsistency.

     You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the disclosure documents. of the contracts.

                           SCHEDULE F

             DISCLOSURE AND MARKETING REQUIREMENTS

In addition to the general requirements of the Agreement, the parties specifically agree as follows:

1. Portfolio Profile. The Company shall create a document ("Portfolio Profile") for each Portfolio of the Trust named in Schedule B, above, which summarizes at least the following information for each Portfolio: investment objective; principal investment strategies; principal investment risks; portfolio fees and expenses (including a cross-reference indicating where to find information about other fees and expenses which may affect investment performance); and information about the investment adviser and individual portfolio managers. Each Portfolio Profile must be consistent with the Portfolio's prospectus and be approved in advance of use by the Trust and the Distributor. The Company shall use its best efforts to make a Portfolio Profile available to all Trust Plan Participants, not later than the time of their first transaction involving shares of a Portfolio.

2. ERISA 404 ( c) Safe Harbor Regulations. The Company shall take reasonable steps to advise sponsors of 401 (k) Plans which purchase the Contracts funded by Portfolios of the Trust of their need to consider the advisability of complying with ERISA section 404 (c) and the regulations thereunder.

3. NASD Rules. To the extent the Contracts are sold by Company employees who are not National Association of Securities Dealers ("NASD") registered representatives, the Company agrees to comply, as if applicable, with the NASD Conduct Rules, or their successors, including NASD Notice to Members 97-27 related to market conduct such as recommendations to customers (suitability); use of manipulative, deceptive or other frandulent devices; and supervision.